UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

Shire plc

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation)

0-29630	98-0601486
(Commission File Number)	(IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	+353 1 429 7700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The disclosure set forth below under Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement

On October 20, 2014, Shire plc (“Shire”) and AbbVie Inc., a Delaware corporation (“AbbVie”) entered into a termination agreement (the “Termination Agreement”) to terminate the Cooperation Agreement dated July 18, 2014 among Shire and AbbVie governing the terms of the proposed recommended offer by AbbVie for Shire (the “Offer”).

On October 15, 2014, AbbVie withdrew its recommendation of the Offer solely as a result of the anticipated impact of the September 22, 2104 notice issued by the U.S. Department of Treasury on the benefits that AbbVie expected from the Offer.  The Offer was conditional on the approval of AbbVie’s stockholders.  In light of the AbbVie board’s decision to change its recommendation and to advise its own shareholders to vote against the Offer, Shire believed that there was no realistic prospect that this condition will be satisfied.

Under the terms of the Termination Agreement AbbVie will pay to Shire the break fee of approximately $1.635 billion (the “Break Fee”) by 5.00 p.m. (London time) on 21 October 2014.  The Termination Agreement provides that Shire’s right to receive the Break Fee shall be the sole and exclusive remedy of Shire against AbbVie for any and all losses and damages suffered in connection with the Cooperation Agreement and the transactions and other actions contemplated by the Cooperation Agreement.  The Termination Agreement also, among other things, contains certain restrictions on each of Shire and AbbVie relating to the solicitation of the other party’s employees for a period of two years following the date of the Termination Agreement.

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the complete text of the Termination Agreement, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. In addition, a copy of the Shire press release announcing the Termination Agreement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

For a description of the terms and conditions of the Cooperation Agreement reference is made to Shire’s Form 8-K filed on July 18, 2014.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Exhibit
2.1	Termination Agreement dated as of October 20, 2014 between Shire and AbbVie

99.1	Press Release dated October 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ T May
	Name:	Tatjana May
	Title:	General Counsel

Dated: October 21, 2014

EXHIBIT INDEX

Number	Description

2.1	Termination Agreement dated as of October 20, 2014 between Shire and AbbVie

99.1	Press Release dated October 20, 2014